Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-182070, 333-202832, 333-208170, 333-210779 and 333-211535) and Form S-8 (Nos. 333-157291, 333-153362, 333-164742, 333-171947, 333-179070, 333-187506, 333-194658, 333-202828 and 333-208871) of GigPeak, Inc. of our reports dated March 15, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP
San Jose, California
March 15, 2017